Exhibit 99.1

Purple Innovation Withdraws 2020 Guidance Due to COVID-19 Impact

Lehi, Utah, March 26, 2020 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure ™ Mattress,” today announced it is withdrawing its full year 2020 revenue and adjusted EBITDA guidance due to the heightened uncertainty related to the full potential impact arising from the COVID-19 outbreak.

“Since we provided our outlook a couple of weeks ago, COVID-19 has rapidly spread throughout the U.S.,” said Joe Megibow, CEO of Purple Innovation, Inc. “In response to this quickly evolving situation, several states have mandated that all non-essential businesses close temporarily to slow the spread of the virus. As of today, more than half of our wholesale doors are currently closed, and more may close over the coming weeks. In compliance with the mandated shelter-at-home decision in California, we have temporarily closed our three showrooms in that state. We continue to serve our customers through our digital channel, and demand for our premium, differentiated product offering online remains encouraging. Our year-to-date direct to consumer business remains at a level above last year’s same time-period sales, providing immediate cash for our operations. However, to adapt to the expected temporary decline in wholesale and our own showroom demand, the Company has taken advantage of its vertically integrated business model to adjust its production schedule to match current demand which also reduces our current labor costs. Further, all of the Company’s Senior Executives have deferred 25% of their cash compensation and the Board of Directors has deferred its cash compensation during this period of uncertainty. It is difficult to predict how long this unprecedented pandemic will persist and its full impact, and due primarily to the uncertainty and current downturn in brick and mortar sales, we've decided to withdraw our 2020 guidance.”

Megibow continued, “The health and wellbeing of our team members is our top priority. To safeguard our employees and communities, we have enabled employees to work from home where possible. For roles that require employees to be on-site, such as our manufacturing facility and distribution center, we are practicing social distancing and increasing sanitizing standards.” In response to the uncertainty that exists, Mr. Megibow stated, “To ensure business continuity, we are taking proactive steps to carefully manage cash and be able to respond quickly to circumstances that change daily. I am confident in the resiliency of our organization to manage through the challenges facing our business and industry and emerge stronger from these unprecedented times.”

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors' products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about our outlook and expectations for our financial results for the fiscal year ended December 31, 2020, including EBITDA, adjusted EBITDA, net revenue and gross margin rate, our ability to create sustained profitability and shareholder value, the performance of our digital channel, cash generated by our direct-to-consumer business, our ability to manage cash and respond to changing circumstances, and the effects of and our responses to the COVID-19 outbreak. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2020. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.